POWER OF ATTORNEY

1. Designation of Attorneys-in-Fact. The undersigned, hereby designates each of Todd N. Gilman, Camilla R. Brocker, and Amy E. Pagano, individuals with full power of substitution, as my attorney-in-fact to act for me and in my name, place and stead, and on my behalf in connection with the matters set forth in Item 2 below.

2. Powers of Attorney-in-Fact. Each attorney-in-fact, as fiduciary, shall have the authority to sign all such U.S. Securities and Exchange Commission ("**SEC**") reports, forms and other filings, specifically including but not limited to Forms 3, 4, 5 and 144, as such attorney-in-fact deems necessary or desirable in connection with the satisfaction of my reporting obligations under the rules and regulations of the SEC.

3. Effectiveness. This Power of Attorney shall become effective upon execution.

4. Duration. This Power of Attorney shall remain in effect until revoked by me and shall not be affected by disability of the principal.

5. Revocation. This Power of Attorney may be revoked in writing at any time by my giving written notice to the attorney-in-fact. If this Power of Attorney has been recorded, the written notice of revocation shall also be recorded.

Date: 3/23, 2023.

Kristy A. Fitzsimmons-Willis

STATE OF ______________________)

COUNTY OF ____________________)

SIGNED OR ATTESTED before me on ____________, 2023, by Kristy A. Fitzsimmons-Willis.

See Attached CA. All Purpose Certificate of Acknowledgement

____
Signature of Notary Public

____
Typed name of Notary Public

Residing at: ______________

My commission expires: __________

CALIFORNIA ALL- PURPOSE CERTIFICATE OF ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California }

County of San Diego }

On March 23, 2023 before me, Dori D. Harris, Notary Public (Here insert name and title of the officer)

personally appeared Kristy A. Fitzsimmons-Willis,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Dori D. Harris

Notary Public Signature (Notary Public Seal)

DORI D. HARRIS
Notary Public - California
San Diego County
Commission # 2351656
My Comm. Expires Mar 15, 2025

ADDITIONAL OPTIONAL INFORMATION

DESCRIPTION OF THE ATTACHED DOCUMENT

Power of Attorney
(Title or description of attached document)

(Title or description of attached document continued)

Number of Pages 1 Document Date 3/23/23

CAPACITY CLAIMED BY THE SIGNER

- ☐ Individual (s)
- ☐ Corporate Officer

  (Title)
- ☐ Partner(s)
- ☐ Attorney-in-Fact
- ☐ Trustee(s)
- ☐ Other

INSTRUCTIONS FOR COMPLETING THIS FORM

This form complies with current California statutes regarding notary wording and, if needed, should be completed and attached to the document. Acknowledgments from other states may be completed for documents being sent to that state so long as the wording does not require the California notary to violate California notary law.

- State and County information must be the State and County where the document signer(s) personally appeared before the notary public for acknowledgment.
- Date of notarization must be the date that the signer(s) personally appeared which must also be the same date the acknowledgment is completed.
- The notary public must print his or her name as it appears within his or her commission followed by a comma and then your title (notary public).
- Print the name(s) of document signer(s) who personally appear at the time of notarization.
- Indicate the correct singular or plural forms by crossing off incorrect forms (i.e. ~~he/she/they,~~ is /~~are~~) or circling the correct forms. Failure to correctly indicate this information may lead to rejection of document recording.
- The notary seal impression must be clear and photographically reproducible. Impression must not cover text or lines. If seal impression smudges, re-seal if a sufficient area permits, otherwise complete a different acknowledgment form.
- Signature of the notary public must match the signature on file with the office of the county clerk.
  - ❖ Additional information is not required but could help to ensure this acknowledgment is not misused or attached to a different document.
  - ❖ Indicate title or type of attached document, number of pages and date.
  - ❖ Indicate the capacity claimed by the signer. If the claimed capacity is a corporate officer, indicate the title (i.e. CEO, CFO, Secretary).
- Securely attach this document to the signed document with a staple.